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                                                                    EXHIBIT 10.7




                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

      This Confidentiality and Non-competition Agreement ("Agreement") is made and entered into this 6th day of December, 1996, by and between F & H Dallas, L.P., Midway Entertainment, Ltd., N. Collins Entertainment, Ltd. and 505 Entertainment, Ltd., each a Texas limited partnership ("the Partnerships"), and Jamie B. Coulter ("Coulter").

      WHEREAS, the Partnerships are in the business of developing, owning and operating sports bar/grille facilities which include specific types and layouts of pool tables, televisions, music and sound systems and a distinctive ambiance (hereafter the "Business");

      WHEREAS, the Partnerships are possessed of certain Confidential Information, as hereafter defined, and preserving the confidentiality of such Confidential Information is of extreme importance to the Partnerships;

      WHEREAS, the Partnerships have expended, and will continue to expend, considerable time, effort and resources to develop the Business;

      WHEREAS, Coulter will have continuing access to Confidential Information of the Partnerships;

      WHEREAS, Coulter is a key person in the intended development of the Business and the partners of the Partnerships have required that Coulter enter into this Agreement as a condition to the sale of 75% of their interests in the Partnerships to F & H Restaurant Corp.; and

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

      1. Consideration. Coulter acknowledges that the consideration to be received by him as a consultant to or employee of the Partnerships constitutes good and valuable consideration for this Agreement.

      2.    Confidential Information and Restrictive Covenants.

            2.1   Acknowledgment and Definition.

                  a. Coulter acknowledges that the Business includes
            specialized, proprietary, confidential and trade secret information and that the Partnerships have a legitimate need to protect such information.

                  b. Definition of Confidential Information.  For purposes of this Agreement, the term "Confidential Information" means that secret
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            proprietary information of the Partnerships not otherwise publicly disclosed. Without limiting the generality of the foregoing, such proprietary information shall include information not generally known in the industry which concerns (i) operating and other cost data, including information regarding salaries and benefits of employees; (ii) sales, cost and pricing data; (iii) acquisition, expansion, marketing, financial and other business plans and methods; (iv) recipes, manuals, files, records, memoranda, plans, drawings and designs, specifications and computer programs and records; (v) identification of suppliers and contractors; and (vi) all information which is a "trade secret" as defined in the Uniform Trade Secrets Act as adopted in Kansas at K.S.A. 60-3320. Confidential Information shall include all such information whether or not legended or otherwise identified as Confidential Information.

            2.2 Confidential Information. Coulter will have access to and become familiar with Confidential Information of the Partnerships. Coulter acknowledges that such Confidential Information is owned and shall continue to be owned solely by the Partnerships. Coulter shall not use or divulge Confidential Information to any person or entity other than the Partnerships, or persons to whom the Partnerships have given their written consent, unless such information has become common knowledge and is no longer Confidential Information.

            2.3 Return of Documents. Upon termination of Coulter's participation as a Partner in each of the Partnerships, or his ownership of an equity interest in an entity which is a partner in each of the Partnerships, all procedural manuals, guides, specifications, plans, drawings, designs, records, lists, notebooks, diskettes, customer lists, pricing documentation and similar documentation which is or contains Confidential Information, including all copies thereof, in the possession or control of Coulter, whether prepared by Coulter or others, shall be forthwith delivered by Coulter to Partnerships.

            2.4 Covenant Restricting Competition. For a period of either (i) two years from the date of this Agreement or (ii) one year from the date on which Coulter terminates his relationship as an employee, consultant or director providing services to one or more of the Partnerships or any successor entity, whichever is later (the "Restricted Period"), Coulter shall not compete with the Partnerships, or any successor to the Business, as an owner, officer, director, employee, agent, consultant, lender or otherwise with any person or entity engaged in a business involving Sports Bars (a "Competing Business"). As used herein, the term "Sports Bar" shall mean a facility having pool tables and in which the presence of multiple television sets offering diverse programming is a primary attraction when compared to other bar or restaurant facilities wherein the availability of television is limited and would normally be considered a secondary attraction by customers. Coulter acknowledges the intention of the Partnerships to


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      develop the Business on a nationwide basis and agrees that, accordingly, the geographic scope of the covenants set forth in this Section 2.4 shall include the entire United States.

            Notwithstanding any other provision herein, the parties agree that Coulter may, during the period covered by this Agreement, invest Coulter's personal, private assets as a passive investor in not more than three percent (3%) of the total outstanding shares of any publicly traded company engaged in a Competing Business, so long as Coulter does not participate in the management or operations of the affairs of such company.*

            2.5 Solicitation of Employees. During the Restricted Period, Coulter shall not, without the prior written approval of the President of Fox & Hound, II, Inc. directly or indirectly solicit, raid, entice, or induce any person who presently is, or at any time during the term hereof shall be, an employee (manager level or above) of the Partnerships to become employed by any other person, firm, or corporation in any business in which Coulter has an interest. Furthermore, Coulter shall inform the Partnerships in writing if any other person employed by the Partnerships contacts Coulter for the purpose of seeking employment during such Restricted Period.

            2.6   Reasonableness of Restrictions, Reformation, and Severability.

                  a. Coulter has carefully read and considered the provisions of this Section 2 and, having done so, agrees that the restrictions set forth herein, including, but not limited to, the duration of the Restricted Period and the scope of the restriction, are fair and reasonable and are reasonably required for the protection of the interests of the Partnerships.

                  b. In the event that, notwithstanding the foregoing, any part of the covenants set forth in Section 2 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 2 relating to the time period and/or scope of restrictions shall be declared by a court of competent jurisdiction to exceed the maximum time period or area as such court deems reasonable and enforceable, said time period and/or areas of restrictions shall be deemed to become and thereafter be the maximum time period and/or scope which such court deems reasonable and enforceable.

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* Notwithstanding, Coulter may develop one (1) facility, in Salem, Illinois, which operation may include television sets and pool tables.


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                  c. Any provision hereof otherwise prohibited by or
            unenforceable under any applicable law or public policy in any jurisdiction which cannot be reformed in accordance with the provisions herein, shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement, or shall be deemed to be severed or otherwise modified to conform with such law or public policy; and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law or public policy may be waived, this Agreement shall be deemed to be a waiver thereof. The parties hereto understand and agree that all the covenants set forth herein are and shall be separately enforceable, each to the full extent permitted by applicable law.

            2.7 Tolling Period. If it should become desirable or necessary for the Partnerships to seek compliance with this Section 2 by judicial proceedings, the period during which Coulter shall comply with its provisions shall extend to the first anniversary of the date of the final, nonappealable order requiring such compliance.

            2.8 Remedies. It is agreed that the Partnerships would be irreparably damaged by reason of any violation of the provisions of this Agreement, and that any remedy at law for a breach of the provisions of this Agreement, and that any remedy at law for a breach of the provisions of this Agreement would be inadequate. Therefore, the Partnerships shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against Coulter, Coulter's agents, Coulter's affiliates, partners, or other associates, for any breach or threatened breach of this Agreement, without the necessity of proving actual monetary loss. It is expressly understood that the remedy described in this Paragraph 2.8 shall not be the exclusive remedy of the Partnerships for any breach of this Agreement, and the Partnerships shall be entitled to seek such other relief or remedy at law or in equity to which it may be entitled as a consequence of any breach of this Agreement.

      3.    Miscellaneous.

            3.1 Definition. For purposes of this Agreement, "Partnerships" shall include any successor to the Business.

            3.2 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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            3.3   Amendment; Waiver. This Agreement may not be amended,
      supplemented, canceled or discharged except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

            3.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Partnerships by reorganization, merger or consolidation, or any assignee of all or substantially all of the Partnerships' businesses and properties. Coulter's rights or obligations under this Agreement may not be assigned by Coulter.

            3.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            3.6 Governing Law; Interpretation. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws and public policy of the State of Kansas applicable to contracts executed and to be wholly performed within such State.

            3.7 Further Assurances. Each of the parties agree to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                    F & H DALLAS, L.P.;
/s/ Jamie B. Coulter                MIDWAY ENTERTAINMENT, LTD.
  Jamie B. Coulter                  N. COLLINS ENTERTAINMENT, LTD.
                                    505 ENTERTAINMENT, LTD., by

                                    F & H Restaurant Corp., General Partner

                                    By:/s/ Michael A. Nahkunst
                                           Michael A. Nahkunst, President


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